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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in post-effective Amendment No. 1 to Registration Statement No. 33-7053 on Form S-8, in Registration Statement No. 33-44700 on Form S-8, in Registration Statement No. 333-44024 on Form S-8, and in Registration Statement No. 333-46218 on Form S-8 of our report dated December 21, 2001 appearing in the Annual Report on Form 10-K of Archon Corporation for the year ended September 30, 2001.

Deloitte & Touche LLP
Las Vegas, Nevada
December 27, 2001

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  EXHIBIT 23.1